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                                                                     EXHIBIT 4.3

     SEE LEGEND ON REVERSE SIDE

     INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

     SEE REVERSE SIDE
     FOR CERTAIN DEFINITIONS

     CUSIP 92846N 10 4

     VITAL IMAGES, INC.

     THIS CERTIFIES THAT
     is the owner of

     FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

     VITAL IMAGES, INC.

     transferable on the books of the Corporation in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.
     WITNESS the facsimile signatures of its duly authorized officers.
     Dated:

     SECRETARY AND CHIEF FINANCIAL OFFICER

     PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Countersigned and Registered:
     AMERICAN STOCK TRANSFER & TRUST COMPANY
              Transfer Agent and Registrar
     By
     Authorized Signature

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This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Vital Images, Inc. (the -Company+) and (the-Rights Agent+) dated as of May 1, 1997 (the -Rights Agreement+), and as the same may be amended from time to time, the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor from such holder. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), and any subsequent holder of such Rights, whether currently held by or on behalf of such Person or any subsequent holder, may become null and void.


The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM   - as tenants in common
TEN ENT   - as tenants by entireties
JT TEN    - as joint tenants with right of survivorship
and not as tenants in common
Additional abbreviations may also be used though not in the above list.
For value received hereby sell, assign and transfer unto

Please PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE


Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
        Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

        UTMA -  ________ Custodian ________
        (Cust)  (Minor)
        under Uniform Transfer to Minors
        Act     _____________________
        (State)

Please insert social security OR other
        identifying number of assignee

Dated
NOTICE:- The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.
SIGNATURE GUARANTEED